UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2015

Date of report (Date of earliest event reported)

Nexvet Biopharma

public limited company

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36828	98-1205017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

National Institute for Bioprocessing Research and Training

Fosters Avenue, Mount Merrion, Blackrock, Co. Dublin, Ireland

(Address of principal executive offices, including Zip Code)

+353 1 215 8100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On March 31, 2015, Nexvet Biopharma public limited company (the “Company”) appointed Dr. George Gunn to its board of directors (the “Board”) as a Class I director. Dr. Gunn will serve as Chairman of the Board and as a member of the nominating and corporate governance committee, which he will chair. The Board has determined that Dr. Gunn is an independent director under the applicable rules and regulations of the U.S. Securities and Exchange Commission and The NASDAQ Stock Market. As a director, Dr. Gunn may participate in the Company’s compensation arrangements, plans, policies and procedures available to directors and described in the Company’s registration statement on Form S-1.

A copy of the Company’s press release announcing Dr. Gunn’s appointment to the Board is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release announcing Dr. Gunn’s appointment to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexvet Biopharma public limited company

By:	/s/ Geraldine Farrell
Name:	Geraldine Farrell
Its:	Vice President Operations and General Counsel

Date: April 1, 2015

EXHIBIT INDEX

Exhibit	Description

99.1	Press release announcing Dr. Gunn’s appointment to the Board.